Greater Community Bancorp
                                   EXHIBIT 21
                                       TO
                         2003 ANNUAL REPORT ON FORM 10-K

                           Subsidiaries of the Company

      Greater Community Bancorp (the "Company") has three directly-owned operating bank subsidiaries, Greater Community Bank ("GCB"), Bergen Commercial Bank ("BCB") and Rock Community Bank ("RCB") (the "Bank Subsidiaries"), all of which are New Jersey commercial banking corporations. The Company owns 100% of the outstanding shares of the Bank Subsidiaries. GCB and BCB each has one wholly-owned non-bank subsidiary, Great Falls Investment Company, Inc. and BCB Investment Company, Inc., respectively, both of which are New Jersey business corporations, each of which, in turn, owns 100% of the stock of a Delaware non-bank subsidiary.

      The Company also directly owns 100% of the outstanding shares of Greater Community Services, Inc., a New Jersey business corporation, which provides accounting/bookkeeping, data processing and management information systems, loan operations and various other banking-related services at cost.

      These relationships are indicated in the following chart.

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                                                   Greater Community Bancorp
                                                          (registrant)
                                                        (the "Company")
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
      Greater Community              Greater               Bergen           GCB Realty, LLC          Rock              REO
       Services, Inc.            Community Bank        Commercial Bank                          Community Bank   Fairfield, LLC
            100%                      100%                  100%                  100%               100%             100%

                                                       BCB Investment
                                                        Company, Inc.

                                                            100%

                                                      Sears Drive Corp
                                                            100%

   Great Falls Investment       Greater Community         Highland
        Company, Inc.            Insurance, Inc         Capital Corp.
            100%                      100%                  100%

    Union Boulevard Corp
            100%